EXHIBIT 1

JOINT REPORTING AGREEMENT

     Each of the undersigned hereby agree that the statement on Schedule 13D pertaining to the Common Stock of Lion’s Gate Entertainment Corp., a Canada corporation, to which this Joint Reporting Agreement is an Exhibit is being filed jointly by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed jointly on behalf of each such party in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. Each party hereby constitutes and appoints each of Eva M. Kalawski and William Foltz as his or its true and lawful attorney-in-fact to (a) execute on behalf of the undersigned all forms and other documents to be filed with the Securities and Exchange Commission (the “SEC”), any stock exchange and any similar authority amending or otherwise with respect to the Schedule 13D to which this Joint Reporting Agreement is an exhibit and (b) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to timely file such forms and documents with the SEC, any stock exchange and any other similar authority.

May 23, 2003	ENT HOLDING CORPORATION, a Delaware corporation

	By:		/s/ Eva M. Kalawski

		Name:	Eva M. Kalawski

		Title:	Vice President, General Counsel & Secretary

/s/ Tom T. Gores
Tom T. Gores